Exhibit 10.1

Execution Copy

Consent to CIE Sale Transaction

July 30, 2016

Reference is made to that certain Amended and Restated Agreement and Plan of Merger, dated as of July 9, 2016 (the “Merger Agreement”), between Caesars Acquisition Company (“CAC”) and Caesars Entertainment Corporation (“CEC”). Capitalized terms used herein but not defined herein shall have the meaning given them in the Merger Agreement.

WHEREAS, Caesars Interactive Entertainment, Inc., an indirect subsidiary of CAC (“CIE”), intends to enter into a transaction for the sale of its social and mobile games business on substantially the terms contained in that certain draft Stock Purchase Agreement provided to CEC prior to the date hereof, a copy of which is attached hereto as Exhibit A (the “Potential Transaction”);

WHEREAS, the Merger Agreement requires the approval, consent or waiver by the Strategic Alternatives Committee of the board of directors of CEC (the “Strategic Alternatives Committee”), including, without limitation, pursuant to Section 5.2(b) and Section 5.7(k) of the Merger Agreement; and

WHEREAS, in accordance with Section 5.2(b) and Section 5.7(k) of the Merger Agreement, and in order to confirm the agreement of the undersigned with the provisions included herein, CEC desires to grant any and all approvals, consents or waivers with respect to the Potential Transaction which are required pursuant to the Merger Agreement and to confirm that the Strategic Alternatives Committee has approved the same.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned hereby agrees as follows:

1. Consent to Potential Transaction. In accordance with the Merger Agreement, CEC hereby (i) approves and consents to the Potential Transaction and confirms that the Strategic Alternatives Committee has approved and consented to the Potential Transaction as required pursuant to the Merger Agreement, including, without limitation, Section 5.2(b) and Section 5.7(k) of the Merger Agreement, and (ii) waives any and all other rights that CEC may have that in any way prohibit or otherwise restrict the ability of CAC, CIE or any other affiliate to consummate the Potential Transaction, including any restructuring of CIE in order to facilitate the Potential Transaction.

2. CEC and CAC Distributions or Advances. CAC and CEC agree to use commercially reasonable efforts to amend, or cause to be amended, the CGP operating agreement prior to the closing of the Potential Transaction to permit CGP following the closing of the Potential Transaction to: (i) make one or more distributions or advances to CEC or its subsidiaries as promptly as reasonably practicable following the request of CEC, in an amount not to exceed $200 million for the payment of professional fees and an amount not to exceed $100 million for the support or advancement of a proposed casino project in South Korea without a corresponding pro rata distribution to CAC, and (ii) make one or more distributions or advances to CAC in a sufficient cash amount to pay its tax liabilities in connection with the Potential Transaction as calculated in accordance with the planned usage of tax attributes of

CAC and CEC in connection with the Proposed Transaction as planned by the tax department of Caesars Enterprises Services as of the date hereof, without a corresponding pro rata tax distribution to CEC; and in each case, to permit such distributions or advances in a manner that as equitably as possible otherwise preserves the relative rights of the members of CGP upon a liquidation of CGP and their other rights and privileges under the CGP operating agreement prior to the amendment. CAC and CEC agree that any such amendment of the CGP operating agreement will require the recommendation of the CAC Special Committee prior to its execution by CAC and will require the recommendation of the CEC Strategic Alternatives Committee prior to its execution by CEC or any subsidiary of CEC.

3. Counterparts. This consent may be executed in any number of counterparts, and any party hereto may execute any such counterpart, each of which when executed and delivered shall be deemed to be an original and all of which counterparts taken together shall constitute but one and the same instrument.

4. Governing Law. This consent shall be governed by and construed in accordance with the domestic laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule that would cause the application of the laws of any jurisdiction other than the State of Delaware.

5. Successors and Assigns. This consent shall be binding upon the undersigned and its successors and assigns and shall inure to the benefit the undersigned and its successors and assigns.

[Remainder of Page Left Intentionally Blank.]

IN WITNESS WHEREOF, the undersigned has executed this consent as of the date first above written.

CAESARS ENTERTAINMENT CORPORATION

By:	/s/ Eric Hession
Name:	Eric Hession
Title:	CFO

CAESARS ACQUISITION COMPANY

By:	/s/ Craig Abrahams
Name:	Craig Abrahams
Title:	Chief Financial Officer

[Consent to CIE Sale Transaction]